Exhibit 23(f)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212328 on Form S-3 and Registration Statement Nos. 333-26963 and 333-154965 on Form S-8 of our reports dated February 19, 2019, relating to the consolidated financial statements and financial statement schedule of Southern Company Gas and Subsidiary Companies, appearing in this Annual Report on Form 10-K of Southern Company Gas for the year ended December 31, 2018.

/s/Deloitte & Touche LLP

Atlanta, Georgia
February 19, 2019